---------------------------

                        FORM OF AUCTION AGENCY AGREEMENT

                            dated as of June __, 2004

                                   Relating to

                            Auction Preferred Shares

                                   Series M28


                                       Of

                    EVERGREEN UTILITIES AND HIGH INCOME FUND




                          ---------------------------

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                as Auction Agent

                            AUCTION AGENCY AGREEMENT

         This Auction Agency Agreement (this "Agreement"), dated as of June __, 2004, is between Evergreen UTILITIES AND HIGH INCOME Fund (the "Fund") and Deutsche Bank Trust Company Americas, a New York banking corporation.

         The Fund proposes to issue an aggregate of 3200 preferred shares, liquidation preference $25,000 per share, designated as Auction Preferred Shares Series M28, the "Preferred Shares", pursuant to the Fund's Statement of Preferences of Auction Preferred Shares (the "Statement") (as defined below).

         The Fund desires that Deutsche Bank Trust Company Americas perform certain duties as agent in connection with each Auction (as defined below) of Preferred Shares (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the Preferred Shares (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Fund hereby appoints Deutsche Bank Trust Company Americas as said Auction Agent and Paying Agent in accordance with those terms and conditions (hereinafter generally referred to as the "Auction Agent," except in Sections 3 and 4 below).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

I. DEFINITIONS AND RULES OF CONSTRUCTION.

   1.1   Terms Defined by Reference to the Statement.

         Capitalized terms used herein but not defined herein shall have the respective meanings specified in the Statement.

   1.2   Certain Defined Terms.

         As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Agent Member" of any Person shall mean a member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

          (b) "Statement" shall mean the Statement of Preferences of Auction Preferred Shares of the Fund in effect at the time the Registration Statement relating to the Preferred Shares is declared effective by the Securities and Exchange Commission, specifying the voting powers, preferences and other rights and limitations of the Preferred Shares.

          (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

          (d) "Auction Procedures" shall mean the procedures as from time to time in effect for conducting Auctions that are set forth in Part II of the Statement.

          (e) "Authorized Officer" shall mean each Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a written communication from the Auction Agent to the Fund.

          (f) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

          (g)  "Closing"   shall  mean  the  date  the  Fund   consummates   the
     transactions for the issuance and sale of the Preferred Shares

          (h) "Fund Officer" shall mean the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a notice from the Fund to the Auction Agent.

          (i) "Holder" shall be a Person identified as a holder of record of one or morePreferred Shares, listed as such in the Share Register.

          (j) "Settlement Procedures" shall mean the Settlement Procedures attached as Exhibit D to the Broker-Dealer Agreement.

   1.3   Rules of Construction.

         Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

II.   THE AUCTION.

   2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.
         -----------------------------------------------------------------------

          (a) The Statement provides that the Applicable Rate on shares of a series of Preferred Shares for each Dividend Period after the Initial Dividend Period shall be the rate per annum determined by the Auction Agent in accordance with the Auction Procedures. The Board of Trustees of the Fund has adopted a resolution appointing Deutsche Bank Trust Company
     Americas as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for the Preferred Shares for the next Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and in the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were set forth fully herein.

    2.2      Preparation for Each Auction; Maintenance of Registry of Existing
             Holders.

          (a) As of the date hereof, the Fund shall provide the Auction Agent with a list of the Broker-Dealers previously approved by the Auction Agent and shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by each such Broker-Dealer. The Auction Agent shall keep such list current and accurate and shall indicate thereon, or on a separate list, the identity of each Existing Holder, if any, whose most recent Order was submitted by a Broker Dealer on such list and resulted in such Existing Holder continuing to hold or purchase Preferred Shares. Prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Fund shall notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, the Fund shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

          (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent shall have given the notice referred to in paragraph (g) of Section 1 of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent reasonably deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 a.m. on the new Auction Date or 9:15 a.m. on the old Auction Date.

          (c) The provisions contained in Section 3 of Part I of the Statement concerning Special Rate Periods and the notification of a Special Rate Period will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

          (d) (i) On each Auction Date, the Auction Agent shall determine the Maximum Rate and the Reference Rate. Not later than 9:30 a.m. on each Auction Date, the Auction Agent shall notify the Fund and the Broker-Dealers of the Maximum Rate and the Reference Rate. On the date hereof, the applicable percentage is 125%, the applicable spread is 0.125% and the rating for each series of Preferred Shares is as follows: AAA by Fitch Rating and Aaa by Moody's Investors Service, Inc.

          (ii) If the Reference Rate is the LIBOR Rate and such rate is to be determined by reference to Telerate Page 3750 or by rate quotations provided by LIBOR Dealers, as the case may be, and Telerate Page 3750 is unavailable or the LIBOR Dealer(s) fail to provide rate quotations, as the case may be (as described in the Statement), then the Auction Agent immediately shall notify the Fund so that the Fund can determine whether to select a substitute LIBOR Dealer or substitute LIBOR Dealers to provide such rate quotation or quotations not being supplied by any LIBOR Dealer or LIBOR Dealers. The Fund promptly shall advise the Auction Agent of any such selection. If the Fund does not select any such substitute LIBOR Dealer or substitute LIBOR Dealers, then the rates shall be supplied by the remaining LIBOR Dealer or LIBOR Dealers, if any, or, if there are no such LIBOR Dealers, by the Auction Agent pursuant to the Statement.

          (iii) If the Reference Rate is the Treasury Index Rate, then such rate shall be determined based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently H.15(519)), provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, then the foregoing computations shall be based upon the average of comparable data as quoted to the Fund by at least three U.S. Government Securities Dealers (as described in the Statement).

          (e) (i) The Auction  Agent shall  maintain a registry of the  Existing
     Holders of the Preferred Shares for purposes of each individual Auction. The Auction Agent shall keep such registry current and accurate and shall indicate thereon, or on a separate list, the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchase Preferred Shares. The Fund shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the Preferred Shares of each series a list of the initial Existing Holders of the shares of each such series of Preferred Shares, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder with respect to such Existing Holder's transfer of any Preferred Shares to another Person.

          (ii) In the event of any partial redemption of Preferred Shares, upon notice by the Fund to the Auction Agent of such partial redemption, the Auction Agent promptly shall request the Securities Depository to notify the Auction Agent of the identities of the Agent Members (and the respective numbers of shares) from the accounts of which shares have been called for redemption and the person or department at such Agent Member to contact regarding such redemption. At least two Business Days prior to the Auction preceding the date of redemption, the Auction Agent shall request each Agent Member so identified to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose shares are to be redeemed) the number of Preferred Shares of each such Existing Holder, if any, to be redeemed by the Fund, provided that the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it is to request such information. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as having ownership of the number of Preferred Shares shown in the Auction Agent's registry of Existing Holders.

          (iii) The Auction Agent shall register a transfer of the ownership of Preferred Shares from an Existing Holder to another Existing Holder, or to another Person if permitted by the Fund, only if (A) such transfer is made pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified of such transfer in writing, in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement, by such Existing Holder or by the Agent Member of such Existing Holder. The Auction Agent is not required to accept any notice of transfer delivered for an Auction unless it is received by the Auction Agent by 12:00 noon of the Auction Date. The Auction Agent shall rescind a transfer made on the registry of the Existing Holders of any Preferred Shares if the Auction Agent has been notified in writing, in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreement, by the Agent Member or the Broker-Dealer of any Person that (i) purchased any Preferred Shares and the seller failed to deliver such shares or (ii) sold any Preferred Shares and the purchaser failed to make payment to such Person upon delivery to the purchaser of such shares.

          (f) The Auction Agent may request that the Broker-Dealers, as set forth in Section 3.2(b) of the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Beneficial Owners of Preferred Shares. The Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any Person other than the relevant Broker-Dealer and the Fund, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful.

    2.3      Auction Schedule.

          Subject to Section 3 of Part I of the Statement, the Auction Agent shall normally conduct Auctions (every 28 days after the first Auction, usually Monday for Series M28 in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                                                Event

By 9:30 a.m.                                        Auction Agent shall advise the Fund and the  Broker-
                                                    Dealers  of theReference Rate and the Maximum Rate
                                                    as set forth in Section 2.2(d)(i) hereof.

9:30 a.m. - 1:30 p.m.                               Auction Agent shall assemble information
                                                    communicated to it by Broker-Dealers as provided in
                                                    Section 2(a) of Part II of the Statement.  Submission
                                                    deadline is 1:30 p.m.

Not earlier than 1:30 p.m.                          Auction Agent shall make determinations pursuant to
                                                    Section 3(a) of Part II of the Statement.

By approximately 3:30 p.m.                          Auction Agent shall advise the Fund of the results of
                                                    the Auction as provided in Section 3(b) of Part II of the
                                                    Statement.

                                                    Submitted Bids and Submitted Sell Orders will be
                                                    accepted and rejected in whole or in part and Preferred
                                                    Shares will be allocated as provided in Section 4 of Part
                                                    II of the Statement.

                                                   Auction Agent shall give notice of the Auction results
                                                   as set forth in Section 2.4 hereof.



      2.4      Notice of Auction Results.

          On each Auction Date, the Auction Agent will advise each Broker-Dealer who submitted a Bid or Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next Dividend Period for the related Preferred Shares by telephone or through its Auction Processing System as set forth in Section 1 of the Settlement Procedures.

      2.5      Broker-Dealers.

          (a) Not later than 12:00 noon on each Dividend Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Fund to each Broker-Dealer on the basis of the purchase price of Preferred Shares placed by such Broker-Dealer at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of (I) the aggregate number of Preferred Shares placed by the Broker-Dealer in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by the Broker-Dealer and continued to be held as a result of such submission and
     (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by the Broker-Dealer and were purchased as a result of such submission plus (II) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Statement) submitted to the Auction Agent by the Broker-Dealer plus
     (III) the number of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Statement that were acquired by the Broker-Dealer for its own account or were acquired by such Beneficial Owners through the Broker-Dealer; and (ii) in the case of any Special Rate Period of one year or longer the amount determined by mutual consent of the Fund and any such Broker-Dealer or Broker-Dealers and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Special Rate Period with respect to such Auction.

          For purposes of subclause (a)(D)(II) of the foregoing sentence, if any Beneficial Owner who acquired Preferred Shares through a Broker-Dealer transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be the Broker-Dealer, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than that Broker-Dealer, then such Broker-Dealer shall be the Broker-Dealer for such shares.

          Notwithstanding any provision of the Auction Procedures or of the Settlement Procedures to the contrary, in the event a Broker-Dealer is an Existing Holder with respect to any Preferred Shares and the Auction Procedures provide that a Broker-Dealer shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if the Broker-Dealer fails to submit an Order in that Auction with respect to such shares, a Broker-Dealer shall have no liability to any Person failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the Beneficial Owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) a Broker-Dealer has indicated to the Auction Agent pursuant to Section 3.2(c) of this Agreement that, according to the Broker-Dealer's records, the Broker-Dealer is not an Existing Holder of such shares.

          (b) The Fund shall not designate any Person to act as a Broker-Dealer, or permit an Existing Holder or a Potential Beneficial Owner to participate in Auctions through any Person other than a Broker-Dealer, without the prior written approval of the Auction Agent, which approval shall not be withheld unreasonably. The Fund may designate an Affiliate or Citigroup to act as a Broker-Dealer.

          (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Fund provided that at least one Broker-Dealer Agreement would be in effect for each series of Preferred Shares after such termination.

          (d) Subject to Section 2.5(b) hereof, the Auction Agent from time to time shall enter into such Broker-Dealer Agreements as the Fund shall request.

          (e) The Auction Agent shall maintain a list of Broker-Dealers.

   2.6      Special Rate Periods.

          The provisions contained in Section 3 of Part I of the Statement concerning Special Rate Periods and the notification of a Special Rate Period will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

   2.7 Ownership of Preferred Shares and Submission of Bids by the Fund and its Affiliates.
        -----------------------------------------------------------------------

          Neither the Fund nor any Affiliate of the Fund may submit an Order in any Auction, except that an Affiliate of the Fund that is a Broker-Dealer may submit an Order, but only if such Orders are not for its own account. The Fund shall notify the Auction Agent if the Fund or, to the best of the Fund's knowledge, any Affiliate of the Fund becomes a Beneficial Owner of any Preferred Shares. Pursuant to the Statement of the Fund, the Fund and the Fund's Affiliates shall be prohibited from reissuing and its Affiliates will be prohibited from transferring (other than to the Fund or pursuant to an Auction) any Preferred Shares they may acquire; provided that this provision does not prevent a person who is an Affiliate of the Fund from acting as an underwriter in the initial offering of the Preferred Shares. The restrictions in this Section 2.7 shall in no way limit the activities of the Auction Agent. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.7.

    2.8      Access to and Maintenance of Auction Records.

          The Auction Agent shall afford to the Fund and its agents, independent public accountants and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Fund requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of at least two years after such Auction, and such records, in reasonable detail, shall accurately and fairly reflect the actions taken by the Auction Agent hereunder. The Fund agrees to keep confidential any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction, and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.8. The Fund reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to the Fund. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to such agent, accountant or counsel.

    2.9      Auction Procedures.

          The provisions contained in Part II of the Statement concerning Auction Procedures will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III. THE AUCTION AGENT AS PAYING AGENT.

    3.1      The Paying Agent.

          The Board of Trustees of the Fund has adopted resolutions appointing Deutsche Bank Trust Company Americas as Auction Agent and dividend paying agent (in such capacity, the "Paying Agent"). The Paying Agent hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Statement which are specified herein with respect to the Preferred Shares and as set forth in this Section 3.

    3.2      The Fund's Notices to the Paying Agent.

          Whenever any Preferred Shares are to be redeemed, the Fund shall mail a Notice of Redemption by first-class mail, postage prepaid, to each Holder of Preferred Shares being redeemed and to the Paying Agent pursuant to the Statement.

     3.3      The Fund to Provide Funds for Dividends and Redemptions.

               (a) Not later than 12:00 noon on the Business Day next preceding each Dividend Payment Date, the Fund shall deposit with the Paying Agent an aggregate amount of federal funds or similar same-day funds equal to the declared dividends to be paid to Holders on such Dividend Payment Date and shall give the Paying Agent irrevocable instructions to apply such funds to the payment of such dividends on such Dividend Payment Date.

               (b) If the Fund shall give a Notice of Redemption, then by noon of the date fixed for redemption, the Fund shall deposit in trust with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds sufficient to redeem such Preferred Shares for redemption and shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of Preferred Shares called for redemption upon surrender of the certificate or certificates therefor.

     3.4      Disbursing Dividends and Redemption Price.

         After receipt of the Federal Funds or similar same-day funds and instructions from the Fund described in Section 3.3 above, the Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i) on each corresponding Dividend Payment Date, dividends on the Preferred Shares, and (ii) on any date fixed for redemption, the redemption price of any Preferred Shares called for redemption. The amount of dividends for any Dividend Period to be paid by the Paying Agent to Holders will be determined by the Fund as set forth in Section 2(e) of Part I of the Statement. The redemption price to be paid by the Paying Agent to the Holders of any Preferred Shares called for redemption will be determined as set forth in Section 9 of Part I of the Statement.



IV. THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR.

      4.1      Original Issue of Share Certificates.

         On the Date of Original Issue for any Preferred Share, one certificate for each series of Preferred Shares shall be issued by the Fund and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.

      4.2      Registration of Transfer or Exchange of Shares.

         Shares of each series of Preferred Shares shall be registered solely in the name of the Securities Depository or its nominee.

      4.3      Removal of Legend.

         Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing Preferred Shares shall be accompanied by an opinion of counsel stating that such legend may be removed and such shares may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from a Fund Officer authorizing the Paying Agent to remove the legend on the basis of said opinion.

      4.4      Lost, Stolen or Destroyed Share Certificates.

         The Paying Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and by the Paying Agent, subject at all times to provisions of law, the Statement governing such matters and resolutions adopted by the Fund with respect to lost, stolen or destroyed securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Paying Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Paying Agent that such issuance will comply with provisions of applicable law and the Statement and resolutions of the Fund.

      4.5      Disposition of Canceled Certificates; Record Retention.

         The Paying Agent shall retain share certificates which have been canceled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission (the "Commission") for at least two calendar years from the date of such cancellation. The Paying Agent, upon written request by the Fund, shall afford to the Fund, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of such certificates and accompanying documentation. Upon the expiration of this two-year period, the Paying Agent shall deliver to the Fund the canceled certificates and accompanying documentation. The Paying Agent also shall undertake to furnish to the Commission, upon demand, either at its principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter, such records shall not be destroyed by the Fund without the approval of the Paying Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference.

      4.6      Share Register.

         The Paying Agent shall maintain the share register, which shall contain a list of the Holders, the number of shares held by each Holder and the address of each Holder. The Paying Agent shall record in the share register any change of address of a Holder upon notice by such Holder. In case of any written request or demand for the inspection of the share register or any other books of the Fund in the possession of the Paying Agent, the Paying Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the share register or other records to any person in case it is advised by its counsel that its failure to do so would be unlawful.

      4.7      Return of Funds.

         Any funds deposited with the Paying Agent by the Fund for any reason under this Agreement, including for the payment of dividends or the redemption of Preferred Shares, that remain with the Paying Agent after ninety days shall be repaid to the Fund upon written request by the Fund.

V. REPRESENTATIONS AND WARRANTIES.

      5.1     Representations and Warranties of the Fund.

              The Fund represents and warrants to the Auction Agent that:

               (i) the Fund has been duly organized and is validly existing as a statutory trust under the laws of The State of Delaware and has full power to execute and deliver this Agreement and to authorize, create and issue the Preferred Shares;

               (ii) the Fund is registered with the Commission under the 1940 Act as a closed-end, diversified, management investment company;

               (iii) this Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

               (iv) the form of the certificates evidencing the Preferred Shares complies with all applicable laws of the State of Delaware;

               (v) the Preferred Shares have been duly and validly authorized by the Fund and, upon completion of the initial sale of the Preferred Shares and receipt of payment therefor, will be validly issued by the Fund, fully paid and nonassessable;

               (vi) at the time of the offering of the Preferred Shares, the shares offered will be registered under the Securities Act and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or will be required in connection with the issuance of the Preferred Shares, except such action as required by applicable state securities laws;

               (vii) the execution and delivery of this Agreement and the issuance and delivery of the Preferred Shares do not and will not conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Agreement and Declaration of Trust, any order or decree of any court or public authority having jurisdiction over the Fund or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound the effect of which conflict, violation, default or breach would be material to the Fund; and

               (viii) no taxes are payable upon or in respect of the execution of this Agreement or will be payable upon or in respect of the issuance of the Preferred Shares.

      5.2      Representations and Warranties of the Auction Agent.

         The Auction Agent represents and warrants to the Fund that:

               (i) The Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement; and

               (ii) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

VI. THE AUCTION AGENT.

     6.1      Duties and Responsibilities.

               (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any Person except as provided by this Agreement.

               (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

               (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

      6.2      Rights of the Auction Agent.

               (a) The Auction Agent may conclusively rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or with both.

               (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

               (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

               (e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

      6.3      Compensation, Expenses and Indemnification.

               (a) The Fund shall pay to the Auction Agent from time to time compensation for all services rendered by it under this Agreement and under the Broker-Dealer Agreements as shall be set forth in a separate writing signed by the Fund and the Auction Agent.

               (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and of the Broker-Dealer Agreements (including the compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement or advance attributable to its negligence or bad faith. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

               (c) The Fund shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its agency under the Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder.




      6.4      Auction Agent's Disclaimer.

               (a) The Auction Agent makes no representation as to the validity or adequancy of the Agreement, the Broker-Dealer Agreements or the Preferred Shares of any series except that the Auction Agent hereby represents that the Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

VII.  MISCELLANEOUS.

      7.1      Term of Agreement.

               (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate this Agreement at any time by so notifying the Auction Agent, provided that, if any Preferred Shares remain outstanding, the Fund shall have entered into an agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon prior notice to the Fund on the date specified in such notice, which date shall be no earlier than 60 days after delivery of such notice. If the Auction Agent terminates this Agreement while any Preferred Shares remain outstanding, the Fund shall use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as this Agreement.

               (b) Except as otherwise provided in this Section 7.1(b), the respective rights and duties of the Fund and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Fund's representations, warranties, covenants and obligations to the Auction Agent under Section 6.3 hereof shall survive the termination hereof. The Auction Agent's representations, warranties, covenants and obligations under Section 6.1 shall survive the termination hereof. Upon termination of the Agreement with respect to any series of Preferred Shares, the Auction Agent shall deliver to the Fund copies of all books and records maintained by it with respect to Preferred Shares in connection with its duties hereunder and to any successor Auction Agent any funds then held by the Auction Agent for the benefit of the Holders of Preferred Shares or the Fund.

       7.2      Communications.

         Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Fund,                                              EVERGREEN UTILITIES AND HIGH INCOME FUND
addressed to:                                                c/o Evergreen Investment Management Company, LLC
                                                             200 Berkeley Street
                                                             Boston, MA 02116-9000
                                                             Facsimile No.: 617-210-3468
                                                             Telephone No.: 617-210-3200

If to the Auction Agent,                                     Deutsche Bank Trust Company Americas Trust & Securities
addressed to:                                                Services
                                                             60 Wall Street,  27th
                                                             Floor
                                                             New York, NY 10005

                                                             Attention Auction Rate Securities
                                                             Facsimile No.: 212- 797-8600
                                                             Telephone No.: 212- 250-6645


or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by an Authorized Officer.

    7.3      Entire Agreement.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof, except for agreements relating to the compensation of the Auction Agent.

    7.4      Benefits.

         Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

    7.5      Amendment; Waiver.

               (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

               (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     7.6      Successors and Assigns.

         The Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Fund and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be unreasonably withheld.

     7.7      Severability.

         If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

     7.8      Execution in Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     7.9      Governing Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in said state.

     7.10     Limitation of Liability.

         The Fund's Amended and Restated Certificate of Trust is on file with the Secretary of State of The State of Delaware. This Agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually, and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                            EVERGREEN UTILITIES AND HIGH
                                            INCOME
                                            FUND


                                            By:_________________________________

                                            Name: Michael H. Koonce
                                            Title:   Secretary


                                            DEUTSCHE BANK TRUST
                                              COMPANY AMERICAS

                                            By:

                                            Name: Linda Reale
                                            Title:   Vice President

                                    EXHIBIT A



                         FORM OF BROKER-DEALER AGREEMENT


     This Broker-Dealer Agreement dated as of June 25, 2004 is between Deutsche Bank Trust Company Americas, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of Evergreen Utilities and High Income Fund (the "Fund"), pursuant to authority granted to it in the Auction Agency Agreement dated as of June 25, 2004, between the Fund and the Auction Agent (the "Auction Agency Agreement") and Citigroup Global Markets Inc. (together with its successors and assigns, "BD").

          The Fund proposes to issue an aggregate of 3,200 preferred shares, no par value per share, liquidation preference $25,000 per share, designated as Auction Preferred Shares, Series M28 (the "Preferred Shares"), pursuant to the Fund's Statement (as defined below)

     As provided in and subject to the Fund's Statement, for the Preferred Shares then outstanding, the Applicable Rate for Preferred Shares for each subsequent Dividend Period shall be equal to the rate per annum that results from an Auction for outstanding Preferred Shares on the respective Auction Date therefore next preceding the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period. The Board of Trustees of the Fund has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.1 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

     The  Auction   Procedures   require  the   participation  of  one  or  more
Broker-Dealers.

     NOW THEREFORE, in consideration of the premises and the mutual covenants obtained herein, the Auction Agent and BD agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

1.1  Terms Defined by Reference to the Certificate.

     Capitalized terms user herein but not defined herein shall have the respective meanings specified in the Statement.

1.2  Terms Defined Herein.

     As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

     (a) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

     (b) "Auction Procedures" shall mean the procedures for conducting Auctions that are set forth in Part II of the Statement.

     (c) "Authorized Officer" shall mean each Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designed as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

     (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purpose of this Agreement in a communication to the Auction Agent.

     (e)   "Broker-Dealer   Agreement"   shall  mean  this   Agreement  and  any
substantially similar agreement between the Auction Agent and a Broker-Dealer.

     (f) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

     (g) "Statement" shall mean the Statement of Preferences for Auction Preferred Shares specifying the powers, preferences and rights of the preferred shares.

1.3       Rules of Construction.

Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:


     (a) Words importing the singular numbers shall include the plural number and vice versa.

     (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall the affect its meaning, construction or effect.

     (c) The words "hereof," "herein," "hereto" and other words of similar impact referred to this Agreement as a whole.

     (d) All references herein to a particular time of day shall be to New York City time.

II.                  NOTIFICATION OF DIVIDEND.

         The provisions contained in Section 3 of Part II of the Statement concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III.                  THE AUCTION.

3.1 Purpose: Incorporation by Reference of Auction Procedures and Settlement Procedures.


     (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the Preferred Shares, for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

     (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be part of this Agreement to the same extent as if such provisions were set fully herein.

     (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the "Definitions" section of the Statement may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

     (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

3.2          Preparation for Each Auction.

     (a) Not later than 9:30 A.M. on each Auction Date for the Preferred Shares, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Rate in effect on such Auction Date.

     (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given the notice referred to in paragraph
(a)(vii) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent reasonably deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD promptly shall notify customers of BD that BD believes are Beneficial Owners of Preferred Shares of such change in the Auction Date.

     (c) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are describe herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

3.3              Auction Schedule: Method of Submission of Orders.


     (a) The Fund and the Auction Agent shall normally conduct Auctions every 28 days after the first Auction (usually Monday) in accordance with the schedule set forth below.



                           Time                             Event

                           By: 9:30 A.M.                    Auction Agent shall advise the Fund and the
                                                            Broker-Dealers of the Reference Rate and the Maximum
                                                            Rate as set forth in Section 3.2(a) hereof.

                           9:30 A.M. -1:30 P.M.             Auction Agent shall assemble information communicated
                                                            to it by Broker-Dealers as provided in Section 2(a) of
                                                            Part II of the Statement.  Submission Deadline is 1:30
                                                            P.M.

                           Not earlier than 1:30 P.M.       Auction Agent shall make determinations
                                                            pursuant to Section  3(a) of Part II of
                                                            the Statement.

                           By approximately 3:30 P.M.       Auction Agent shall advise the Fund of the results
                                                            of the Auction as provided in Section 3(b) of Part II of
                                                            the Statement.

                                                            Submitted  Bids and  Submitted  Sell Orders will be accepted  and rejected  in  whole  or in  part  and  Preferred  Shares  will be allocated  as provided in Section 4 of Part II of the  Statement.
                                                            Auction  Agent shall give  notice of the  Auction  results as set forth in Section 3.4(a) hereof.




     (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section (2) of Part II of the Statement.

     (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

     (d)  BD  shall  deliver  to  the  Auction  Agent  (i)  a  written   notice,
substantially in the form attached hereto as Exhibit C, of transfers of Preferred Shares, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M on the Business Day preceding the applicable Auction Date.

3.4           Notice of Auction Results.

     (a) On each Auction Date, the Auction Agent shall notify the BD of the results of the Auction by telephone or through the Auction Agent's auction processing system as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing on the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

     (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as required of BD pursuant to the Settlement Procedures.

If any Beneficial Owner or Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole Preferred Shares that is less than the number of shares that otherwise was to be purchase by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Up on the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof.

3.5         Service Charge to be Paid to BD.

     Not later than 12:00 noon. on each Dividend Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Fund to BD on the basis of the purchase price of Preferred Shares placed by BD at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a Dividend Period of less than a year, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of (I) and the aggregate number of Preferred Shares placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (II) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Statement) submitted to the Auction Agent by BD plus (III) the number of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Statement that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (ii) in the case of any Special Dividend Period of one year or longer, the amount determined by mutual consent of the Fund and BD and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of such Special Dividend Period. For purposes of subclause (i)(D)(III) of the foregoing sentence, if any Beneficial Owner who acquired Preferred Shares through a Broker-Dealer transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be the Broker-Dealer, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than that Broker-Dealer, then such Broker-Dealer shall be the Broker-Dealer for such shares.

IV.                  THE AUCTION AGENT.

4.1     Duties and Responsibilities.

     (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other Person by such reason of this Agreement.

     (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

     (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any such taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement.

4.2           Rights for the Auction Agent.

     (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement, which the Auction Agent reasonably believes in good faith to have been given by the Fund of by BD. The Auction Agent may record telephone communications with the Fund or with BD or with both.

     (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

     (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

4.3      Auction Agent's Disclaimer.

The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Preferred Shares.

V.         MISCELLANEOUS.

5.1     Termination.

         Any party may terminate this Agreement at any time upon five days' prior written notice and the other party: provided, however, that if the Broker-Dealer is Citigroup Global Markets, Inc., either Citigroup Global Markets Inc. or the Auction Agent may terminate this Agreement only upon 60 days' prior written notice to the other party and to the Fund.

5.2  Participant  in  Securities  Depository:  Payment of  Dividends in Same-Day
     Funds.


     (a) BD is, and shall remain for the terms of this Agreement, a member or, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

     (b) BD represents that is (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliates) as Agent Member.

5.3       Agent Member.

At the date hereof, BD is a participant of the Securities Depository.

5.4       Communications.

Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required in writing), all notices, request and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party as its address or telecopier number set forth below:



                  If to the Auction Agent, addressed to:    Deutsche Bank Trust Company Americas
                                                            Trust & Securities Services
                                                            60 Wall Street
                                                            27th Floor
                                                            New York, New York 10005
                                                            Attn:  Auction Rate Securities
                                                            Telecopier No: (212) 797-8600
                                                            Telephone No.: (212) 250-6645

                  If to the BD addressed to:                Citigroup Global Markets Inc.
                                                            388 Greenwich Street
                                                            New York, New York 10013
                                                            Attn: Short Term Trading Desk
                                                            Telecopier No.: (212) 723-7082
                                                            Telephone No. (212) 723-8850



or such other address or telecopier number as party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

5.5     Entire Agreement.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.


5.6     Benefits.

         Nothing in this Agreement, expressed or implied, shall give to any person, other than the Fund, which is a third-party beneficiary of this Agreement, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

5.7      Amendment; Waiver.

     (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged and by the Fund.

     (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

5.8      Successors and Assigns.

         (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of BD.

5.9      Severability.

     (a) If any clause, provision or section of this Agreement shall be ruled invalid or enforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

5.10    Execution in Counterparts.

     (a) This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

5.11    Governing Law.

     (a) This Agreement shall be governed by, and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above mention.

                   DEUTSCHE BANK TRUST COMPANY AMERICAS



                   By: _______________________________________
                    Name:
                    Title:

                   CITIGROUP GLOBAL MARKETS INC.

                   By: ________________________________________
                     Name:
                     Title: